AMENDMENT NO. 9 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY MUNICIPAL TRUST

THIS AMENDMENT NO. 9 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
is made as of the 1st day of November, 2010, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Municipal Trust (the "Trust") to change the name of a Series as set forth below:

Former Name   New Name
Tax-Free Bond Fund  Intermediate-Term Tax-Free Bond Fund

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated
Agreement and Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Municipal Trust

/s/Jonathan S. Thomas  /s/Peter F. Pervere
Jonathan S. Thomas  Peter F. Pervere

/s/John Freidenrich  /s/Myron S. Scholes
John Freidenrich  Myron S. Scholes

/s/Ronald J. Gilson  /s/John B. Shoven
Ronald J. Gilson  John B. Shoven

/s/Frederick L. A. Grauer
Frederick L.A. Grauer

SCHEDULE A

American Century Municipal Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in
Section 6:

Series    Class  Date of Establishment

Tax-Free Money Market Fund Investor 7/31/1984

Intermediate-Term Tax-Free Investor 7/31/1984
Bond Fund   Institutional 12/17/2002
    A Class  3/1/2010
    C Class  3/1/2010

High-Yield Municipal Fund Investor 12/15/1997
    Institutional 3/1/2010
    A Class  5/8/2002
    B Class  5/8/2002
    C Class  5/1/2001

Long-Term Tax-Free Fund  Investor 12/12/2005
    Institutional 12/12/2005
    A Class  12/12/2005
    B Class  12/12/2005
    C Class  12/12/2005

New York Tax-Free Fund  Investor 3/11/2009
    Institutional 3/1/2010
    A Class  3/11/2009
    C Class  3/11/2009

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.